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Exhibit 10.18
                     SEVERANCE AND NON-COMPETITION AGREEMENT


         Agreement made as of the 12th day of July 2002, between Maritrans Inc., a Delaware Corporation (the "Company"), and Walter T. Bromfield (the "Employee").
         WHEREAS, the Employee is employed by the Company as Vice President and Chief Financial Officer of Maritrans Inc.;
         WHEREAS, the Employee and Maritrans General Partner Inc. entered into an Agreement last amended on January 7, 2000 to provide certain payments to the Employee in exchange for agreeing not to compete with the Company in the event the Employee's employment is terminated.
         WHEREAS, the Employee and the Company now wish to revise the Agreement; NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires;

              (a) "Affiliate" and "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
              (b) "Base Compensation" shall mean the sum of the Employee's base salary, at the rate in effect on the Termination Date or at the time of a Change of Control, if higher, the Employee's annual bonus as paid for the year prior to the Termination Date and, if applicable, any payment received under the Company's Cash Long Term Incentive Plan in the year prior to the year in which the Termination Date occurs, together with any and all salary reduction authorized amounts under any of the Company's benefit plans or programs, but excluding any amounts attributable to the exercise of stock options by the Employee under the Company's Equity Compensation Plan.
              (c)   "Beneficial Owner" of any securities shall mean:
                    (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, securities of the Company; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;



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                    (ii)  that such Person or any of such Person's Affiliates or
                          Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitations pursuant to any agreement, arrangement or understanding, whether or not in writing, provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
                    (iii) where voting securities are beneficially owned,
                          directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this subsection (d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participating in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.
              (d)   "Board" shall mean the board of directors of the Company.
              (e) "Cause" shall mean(3)) misappropriation of funds, ii) habitual insobriety or substance abuse, iii) conviction of a crime involving moral turpitude, iv) gross negligence in performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its Subsidiaries taken as a whole or v) for purposes of Section 3(a), a judgment by the Board that the Employee is not satisfactorily performing his duties after Employee has received written notification of specific performance deficiencies and has had a minimum of six months' opportunity to correct such noted deficiencies. In such case, employee shall receive regular updates regarding his performance.



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              (f)   "Change of Control" shall be deemed to have taken place if
                    (i) any Person (except the Company or any employee benefit plan of the Company or of any Affiliate, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 20% or more of the common stock of Maritrans then outstanding); provided, however, that no "Change of Control" shall be deemed to occur during any period in which any such Person, and its Affiliates and Associates, are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 30% of the common stock of the Company then outstanding or to solicit proxies,
                    (ii) during any twenty-four month period, individuals who at the beginning of such period constituted the board of directors of Maritrans cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Maritrans shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of directors in office at the time of such election or nomination who were directors at the beginning of such period,
                    (iii) consummation by Maritrans of a reorganization, merger or consolidation (a Business Combination), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding common stock of Maritrans prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock entitled to vote generally in the election of directors of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding common stock of Maritrans, or
                    (iv) consummation of a complete liquidation or dissolution of Maritrans or sale or other disposition of all or substantially all of the assets of Maritrans other than to a corporation, business trust or other entity with respect to which, following such sale or disposition, more than 50% of the then outstanding shares of common stock entitled to vote generally in the election of the directors, is then owned



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                          beneficially, directly or indirectly, by all or
                          substantially all of the individuals and entities who were the beneficial owners of the outstanding common stock of Maritrans immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding common stock immediately prior to such sale or disposition, provided, however, that no "Change of Control" shall be deemed to occur if a management buy-out occurs i.e. the acquirement by then current officers and directors of Maritrans of more than fifty percent of its outstanding common stock. If the Employee is not a member of the group of officers acquiring such stock, then a Change of Control shall be deemed to have occurred.
              (g) "Normal Retirement Date" shall mean the first day of the calendar month coincident with or next following the date the Employee is first eligible for an unreduced Social Security benefit.
              (h) "Person" shall mean any individual, firm, corporation, partnership or other entity.
              (i) "Subsidiary" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
              (j) "Termination Date" shall mean the date of receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.
              (k) "Termination of Employment" shall mean the termination of Employee's actual employment with the Company.
              (l) "Termination following a Change of Control" shall mean a Termination of Employment within six months prior to or two years after a Change of Control either:
                    (i) initiated by the Company for any reason other than (x) the Employee's continuous illness, injury or incapacity for a period of six consecutive months or
                          (y) for "Cause;" or
                    (ii) initiated by the Employee upon one or more of the following occurrences:
                          (A) any failure of the Company to comply with and
                              satisfy any of the terms of this Agreement;
                          (B) any significant reduction by the Company of the
                              authority, duties or responsibilities of the
                              Employee; provided, however in the case of a "management buy-out" any alteration in the Employee's position that results from the fact that the Company is no longer a publicly traded company shall not be ignored;
                          (C) any removal by the Company of the Employee from
                              the employment grade, compensation level or officer positions which the Employee holds as of the effective date hereof except in connection with promotions to higher office;



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                          (D) the requirement that the Employee undertake
                              business travel to an extent substantially greater than is reasonable and customary for the position the Employee holds.
                          (E) a transfer of the Employee, without his express
                              written consent, to a location that is outside the metropolitan Tampa area (fifty miles surrounding the Company's principal location as of the date hereof), or the general area in which his principal place of business immediately preceding the Change of Control may be located at such time if other than the metropolitan Tampa.

2. Notice of Termination. Any Termination of Employment shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 17 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which
              (i)   indicates the specific reasons for the termination,
              (ii) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Employee's employment, and
              (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).

3.       Severance Compensation upon Termination.
              (a) In the event of the Employee's involuntary Termination of Employment for reason other than Cause, the Company shall continue to pay to the Employee, upon the execution of a release substantially in the form being used by the Company, prior to a Change of Control, for terminating executives, an amount equal to his Base Compensation, subject to customary employment taxes and deductions, for twelve months following the Termination Date but all other benefit coverages (except as specified by law or regulation), retirement benefits and fringe benefit eligibility shall cease upon the Termination Date.
              (b) Subject to the provisions of Section 11 hereof, in the event of the Employee's Termination following a Change of Control or in the event that a Change of Control occurs within six months after a Termination of Employment requiring a payment under subsection (a), the Company shall pay to the Employee, within 30 days after the Termination Date (or as soon as possible thereafter in the event that the procedures set forth in Section 11(b) hereof cannot be completed within 30 days or payments have already commenced under subsection (a) above), a single sum in cash equal to the Employee's Base Compensation.



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              (c)   In the event the Employee's Normal Retirement Date would
                    occur prior to 24 months after the Termination Date, the aggregate cash amount determined as set forth in (a) above shall be reduced by multiplying it by a fraction, the numerator of which shall be the number of days from the Termination Date to the Employee's Normal Retirement Date and the denominator of which shall be 730.
              (d) As additional consideration for the non-competition and non-solicitation covenants contained in Sections 12 and 13,
                    (i) if payments are made under subsection (a) above an amount equal to his Base Compensation, subject to customary employment taxes and deductions, for 12 months following his Termination Date, or (ii) if payments are made under subsection (b) above, Employee will receive a single cash payment, within 30 days after the effective date of the Termination of Employment, equal to Employee's Base Compensation. This payment will be made even if Employee is terminated under the provision of Section 1(e)(v).

4. Other Payments. The payment due under Section 3 hereof shall be in addition to and not in lieu of any payments or benefits due to the Employee under any other plan, policy or program of the Company except that no payments shall be due to the Employee under the Company's then severance pay plan for employees.

5. Establishment of Trust. The Company may establish an irrevocable trust fund pursuant to a trust agreement to hold assets to satisfy its obligations hereunder. Funding of such trust fund shall be subject to the Company's discretion, as set forth in the agreement pursuant to which the fund will be established.

6.       Enforcement.
              (a) In the event that the Company shall fail or refuse to make payment of any amounts due the Employee under Sections 3(b) and 4 hereof within the respective time periods provided therein, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Section 3(b) and 4, as appropriate, until paid to the Employee, at the rate from time to time announced by Mellon Bank (East) as its "prime rate" plus 2%, each change in such rate to take effect on the effective date of the change in such prime rate.
              (b)   It is the intent of the parties that the Employee not be
                    required to incur any expenses associated with the
                    enforcement of his rights under Section 3(b) of this Agreement by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all expenses (including all attorneys' fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement.



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              (c)   The party or parties challenging the right of Employee to
                    the benefits of this Agreement shall in all circumstances have the burden of proof.

7. No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any of its Subsidiaries or Affiliates and for which the Employee may qualify; provided, however, that the Employee hereby waives the Employee's right to receive any payments under any severance pay plan or similar program applicable to other employees of the Company.

9. No Set-Off. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others.

10. Taxes. Any payment required under this Agreement shall be subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

 11. Certain Reduction of Payments.
              (a) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and that it would be economically advantageous to the Employee to reduce the Payment to avoid or reduce the taxation of excess parachute payments under Section 4999 of the Code, the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value, which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to the taxation under Section 4999 of the Code. For purposes of this Section 11, present value shall be determined in accordance with Section 280G(d)(4) of the Code.



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              (b)   All determinations to be made under this Section 11 shall be made by Ernst & Young (or the Company's independent public accountant immediately prior to the Change of Control if other than Ernst & Young (the "Accounting Firm")), which firm shall provide its determinations and any supporting calculations both to the Company and the Employee within 10 days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. The Employee shall in his sole discretion determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section. Within five days after the Employee's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Employee such amounts as are then due to the Employee under this Agreement.
              (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments, as the case may be, will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two years after the Termination of Employment, the Accounting Firm shall review the determination made by it pursuant to the preceding paragraph. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Company together with interest at the applicable Federal rate provided for in
                    Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall be payable by the Employee to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest at the Federal Rate.
              (d) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections (b) and (c) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to subsections (b) and (c) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.



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12.      Confidential Information. The Employee recognizes and acknowledges that, by reason of his employment by and service to the Company, he has had and will continue to have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliates and other distributors, customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). The Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or after his employment by the Company, disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the Board, unless such information is in the public domain through no fault of the Employee or except as may be required by law.

13.      Non-Competition.
              (a) During his employment by the Company and for a period of one year thereafter, the Employee will not, unless acting with the prior written consent of the Board, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise in competition with the Company and engaged in a geographic area in which the Company or any of its affiliates is operating (i) on the date of reference, during his employment by the Company or (ii) following his Termination Date, on the Termination Date. The Employee recognizes that the Company presently operates on the East Coast of the United States and at all ports in the Gulf of Mexico (whether or not such business is physically located within those areas) (the "Geographic Area"). "Competition" includes any business that is a customer of, competitive to, or in a business segment from which the Company or any of its affiliates derive at least five percent of its respective gross revenues either during his employment by the Company or on the Termination Date, as applicable. It is recognized by the Employee that the business of the Company and its affiliates and the Employee's connection therewith is or will be involved in activity throughout the Geographic Area, and that more limited geographical limitations on this non-competition covenant are therefore not appropriate. The Employee also shall not, directly or indirectly, during such one-year period (a) solicit or divert business from, or attempt to convert any client, account or customer of the Company or any of its affiliates, whether existing at the date hereof or acquired during Employee's employment nor (b) following Employee's employment, solicit, hire or attempt to hire any then employee of the Employer or of any of its affiliates.


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              (b)   The foregoing restriction shall not be construed to prohibit the ownership by the Employee of less than one percent (1%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange
                    Act of 1934, provided that such ownership represents a passive investment and that neither the Employee nor any group of persons including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

14.      Equitable Relief.
              (a) Employee acknowledges that the restrictions contained in Sections 12 and 13 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company. The Employee represents that his experience and capabilities are such that the restrictions contained in Section 13 hereof will not prevent the Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as anticipated by this Agreement. The Employee further represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect of this Agreement, and (ii) that he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.
              (b) The Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting a bond, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 12 or 13 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 12 or 13 hereof should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law.
              (c) The Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of
                    Section 12 or 13 hereof, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief or other equitable relief, may be brought in the United States District Court in Florida, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Tampa, Florida, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or



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                    proceeding, and (iii) waives any objection which Employee
                    may have to the laying of venue of any such suit, action or proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 17 hereof. Except as provided in Section 6(b), in the event of a lawsuit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party.
              (d) Employee agrees that he will provide, and that the Company may similarly provide, a copy of Sections 12 and 13 hereof to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, control or control of, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Section 13 hereof after expiration of the time period set forth therein.

15. Term of Agreement. The term of this Agreement shall be for two years from the date hereof and shall be automatically renewed for successive one-year periods unless the Company notifies the Employee in writing that this Agreement will not be renewed at least sixty days prior to the end of the current term; provided, however, that (i) a failure of the Company to renew at a time when the Employee is employed by the Company shall constitute an involuntary Termination of Employment entitling the Employee to terminate employment from the Company and to the payments provided by Secton 3(a) unless the Employee elects to continue employment, within 30 days after a non-renewal, and, thereby, waives such payments in connection with the failure to renew, (ii) after a Change of Control during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired, and (iii) this Agreement shall terminate if, prior to a Change of Control, the employment of the Employee with the Company, Maritrans or any the latter's Subsidiaries, as the case may be, shall terminate for any reason, or the Employee shall cease to be an Employee, except as provided in clause (i) or in Section 1(1).

16. Successor Company. The Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner



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         and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.

17. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

                      If to the Company, to:
                              Maritrans Inc.
                              302 Knights Run Avenue
                              Tampa, Florida 33502
                              Attention:  Corporate Secretary


                      If to the Employee, to:

                              Walter T. Bromfield
                              10513 Greencrest Drive
                              Tampa, Florida 33626
         or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section; provided, however, that if no such notice is given by the Company following a Change of Control, notice at the last address of the Company or to any successor pursuant to Section 16 hereof shall be deemed sufficient for the purposes hereof. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

18. Governing Law. This Agreement shall be governed by and interpreted under the laws of the state of Florida without giving effect to any conflict of laws provisions.

19.      Contents of Agreement, Amendment and Assignment.

              (a) This Agreement supersedes all prior agreements, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by the Employee and approved by the Board and executed on the Company's behalf by a duly authorized officer. The provisions of this Agreement may provide for payments to the Employee under certain compensation or bonus plans under circumstances where such plans would not provide for payment thereof. It is the specific intention of the parties that the provisions of this Agreement shall supersede any provisions to the contrary in such plans, and such plans shall be deemed to have been amended to correspond with this Agreement without further action by the Company or the Board.
              (b) Nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company.
              (c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Company hereunder shall not be assignable in whole or in part by the Company.

20. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

21. Remedies Cumulative; No Waiver. No right conferred upon the Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, including, without limitation, any delay by the Employee in delivering a Notice of Termination pursuant to Section 2 hereof after an event has occurred which would, if the Employee had resigned, have constituted a Termination following a Change of Control pursuant to Section 1(l)(ii) of this Agreement.

22. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

23. Termination of Agreement. This Agreement shall supersede and replace the Agreement which shall hereafter be null and void and of no further force and effect.

                      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

Attest:                                 Maritrans General Partner Inc.

    [Seal]

/s/ Arthur J. Volkle                       /s/ JM Van Dyck
-----------------------                 By_________________________
    Asst. Secretary

/s/ Ramona A. Adkins                       /s/ Walter T. Bromfield
-----------------------                 --------------------------
Witness                                 Walter T. Bromfield

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